Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES PRICING OF $500 MILLION OF SENIOR NOTES DUE 2031

DALLAS--September 10, 2024 – Kosmos Energy Ltd. (“Kosmos”) (NYSE/LSE: KOS) announced today the pricing of $500 million aggregate principal amount of its 8.750% senior notes due 2031. The offering is expected to close on September 24, 2024, subject to customary closing conditions. Kosmos intends to use the net proceeds from the offering, together with cash on hand, to fund the tender offers for a portion of its 7.125% Senior Notes due 2026, 7.750% Senior Notes due 2027 and 7.500% Senior Notes due 2028 and to pay any related premiums, fees and expenses.

The senior notes offered have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws. The senior notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States, to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act.

This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the senior notes or any other securities, and it does not constitute an offer to purchase or a solicitation to sell any notes subject to the tender offers or any other securities or a conditional notice of partial redemption with respect to any securities. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the senior notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Kosmos Energy

Kosmos is a full-cycle, deepwater, independent oil and gas exploration and production company focused along the offshore Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and the U.S. Gulf of Mexico, as well as world-class gas projects offshore Mauritania and Senegal. We also pursue a proven basin exploration program in Equatorial Guinea and the U.S. Gulf of Mexico. Kosmos is listed on the NYSE and LSE and is traded under the ticker symbol KOS. Kosmos is engaged in a single line of business, which is the exploration, development, and production of oil and natural gas. Substantially all of our long-lived assets and all of our product sales are related to operations in four geographic areas: Ghana, Equatorial Guinea, Mauritania/Senegal and the U.S. Gulf of Mexico.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will,” “may,” “potential” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

European Economic Area and United Kingdom Notices

Financial Conduct Authority (FCA) stabilization rules apply.

MiFIR professionals / ECPs only / No PRIIPs / UK PRIIPs KID - Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs regulation key information document (KID) has been prepared as the notes are not available to retail investors in the EEA or the United Kingdom.

Source: Kosmos Energy Ltd.

Investor Relations
Jamie Buckland

+44 (0) 203 954 2831
jbuckland@kosmosenergy.com

or

Media Relations
Thomas Golembeski

+1-214-445-9674
tgolembeski@kosmosenergy.com

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